Exhibit 99.1

News Release
Investor Contact:
Kory Arthur
+1 603.766.7401
karthur@spragueenergy.com

Sprague Resources LP Announces Eleventh Consecutive Increased Cash Distribution for the Fourth Quarter of 2016 and Earnings Conference Call Schedule
Sprague increases cash distribution from $0.5625 to $0.5775 per unit
Portsmouth, NH (January 27, 2017) - Sprague Resources LP (“Sprague”) (NYSE: SRLP) announced today that the Board of Directors of its general partner, Sprague Resources GP LLC, has declared a cash distribution of $0.5775 per unit ($2.31 per unit on an annualized basis) for the quarter ended December 31, 2016. The fourth quarter distribution represents a 3% increase over the distribution declared for the quarter ended September 30, 2016 and an increase of 12% over the quarterly distribution of $0.5175 per unit paid in February 2016.
The announced distribution will be paid on February 14, 2017 to unitholders of record as of the close of business on February 8, 2017.
“I am pleased to announce that for the eleventh consecutive quarter, Sprague has increased distributions to our unitholders,” said David Glendon, President and Chief Executive Officer. “By successfully executing our strategy, we’ve been able to maintain double-digit distribution growth, while maintaining high distribution coverage and also de-leveraging our balance sheet.”

Sprague will release its fourth quarter and full year 2016 financial results before the opening of trading on the NYSE on Friday, March 10, 2017. The company will host a conference call on March 10, 2017 at 1 p.m. Eastern time to discuss its financial results. Those interested in hearing the discussion can access the call by dialing (866) 516-2130, and using participation code 60243639. International callers may join by dialing (678) 509-7612. The conference call may also be accessed by a webcast available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com and will be archived on our website for one year from the date of webcast.
About Sprague Resources LP
Sprague Resources LP is engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. The company also provides storage and handling services for a broad range of materials. More information concerning Sprague can be found at www.spragueenergy.com.
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This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; changes in supply or demand for our products; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2016 and in the Partnership's subsequent Form10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Sprague’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sprague’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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